                                                                    EXHIBIT 23.1

              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We consent to the use in Post-Effective Amendment No. 2 to Form SB-2, Registration Statement under the Securities Act of 1933, of Avery Communications, Inc. of our report dated March 15, 2000 (except as to Note 3, which is as of July 30, 2000), on the financial statements of Avery Communications, Inc. as of and for the years ended December 31, 1999 and 1998, accompanying the financial statements contained in Post-Effective Amendment No. 2 to Form SB-2, and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in Post-Effective Amendment No. 2 to Form SB-2.

                                           /s/ King Griffin & Adamson P.C.
                                          _____________________________________
                                               KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
November 13, 2000